UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         April 6, 2009

StockerYale, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road
Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 6, 2009, StockerYale, Inc. (the “Company”) announced that it notified the Nasdaq Stock Market of its intent to voluntarily delist its common stock from The Nasdaq Capital Market by filing a Form 25 with the Securities and Exchange Commission (“SEC”) on or about April 16, 2009. The Company anticipates that the Form 25 will become effective 10 days after the date of filing.  Accordingly, the Company expects that the last day of trading of its common stock on The Nasdaq Capital Market will be on or about April 24, 2009.  On April 6, 2009, the officers of the Company determined to proceed with voluntarily delisting the Company’s common stock from The Nasdaq Capital Market pursuant to authorization given them by the Board of Directors to seek the delisting of the Company’s common stock from The Nasdaq Capital Market at such time as they deem advisable and in the best interests of the shareholders.  The Company expects its common stock to be quoted on the OTC Bulletin Board the following business day under the ticker symbol “STKR”.

The Company has previously disclosed that it is currently not in compliance with Nasdaq Marketplace Rule 4310(c)(4), which is currently suspended, but which would otherwise require that the Company evidence a minimum closing bid price of $1.00 per share.  The Company is not currently subject to delisting due to the deficiency as a result of Nasdaq's decision to temporarily suspend for all companies currently listed on any Nasdaq market, the bid price requirement for continued listing on such Nasdaq markets.

On April 6, 2009, the Company received notice (the “Notice”) from the Nasdaq Stock Market that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

While Nasdaq provided the Company an opportunity to provide, by April 21, 2009, Nasdaq with a specific plan to achieve and sustain compliance with all Nasdaq Capital Market listing requirements, including the minimum stockholders’ equity standard, the Company has determined to proceed with voluntarily delisting its common stock from The Nasdaq Capital Market.

A copy of the Company's press release announcing, among other things, its decision to voluntarily delist its common stock from The Nasdaq Capital Market and the receipt of the Notice is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On April 6, 2009, the Company announced that it has engaged Needham & Company, LLC to assist the Company in reviewing and evaluating its financial and strategic alternatives.

Item 9.01	Financial Statements and Exhibits.

(d)	The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: April 10, 2009

	By:	/s/ Timothy P. Losik
Timothy P. Losik
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of StockerYale, Inc., dated April 6, 2009